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                                                                    EXHIBIT 23.4

           CONSENT OF VENTURE LAW GROUP, A PROFESSIONAL CORPORATION

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Material Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.


Date: May 14, 1998



                                     Venture Law Group,
                                     A Professional Corporation